Exhibit 10.4

APOLLO GLOBAL METRICS

PERFORMANCE SHARE AWARD AGREEMENT

RECITALS

A.    The Corporation has implemented the Plan as an equity incentive program to encourage key employees and officers of the Corporation and its subsidiaries and the non–employee members of the Board to remain in the employ or service of the Corporation or one or more of its subsidiaries by providing them with an opportunity to acquire a proprietary interest in the success of the Corporation.

B.    Participant is to render valuable services to the Corporation or the Apollo Global Subsidiary, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Class A Common Stock to Participant under the Plan.

C.    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.    Grant of Performance Shares. The Corporation hereby awards to Participant, as of the Award Date indicated below, an award (the “Award”) of Performance Shares under the Plan. Each Performance Share which vests pursuant to the terms of this Agreement shall provide Participant with the right to receive one or more shares of Class A Common Stock on the designated issuance date. The number of shares of Class A Common Stock subject to the awarded Performance Shares, the applicable performance vesting requirement for the Performance Shares, the rate at which the vested Performance Shares are to convert into shares of Class A Common Stock, the date on which the converted shares of Class A Common Stock shall become issuable and the remaining terms and conditions governing the Award, including the applicable service–vesting requirement and cut–back provisions, shall be as set forth in this Agreement.

AWARD SUMMARY

Participant:	<NAME>

Award Date:	<AWARD_DATE>

Designated Number of Performance Shares:
The actual number of shares of Class A Common Stock that may become issuable pursuant to the Performance Shares awarded under this Agreement shall be determined in accordance with the Vesting Schedule below. For purposes of such schedule, the designated number of Performance Shares to be utilized is <SHARES> shares and shall constitute the “Target Number of Performance Shares” for purposes of this Agreement.

Vesting Schedule:	The number of shares of Class A Common Stock which may actually vest and become issuable pursuant to the Award shall be determined pursuant to a two–step process: (i)

first the maximum number of shares of Class A Common Stock in which the Participant can vest under the Performance Vesting section below shall be calculated on the basis of the level at which the Performance Goal specified on attached Schedule I is actually attained and (ii) then the number of shares calculated under clause (i) in which Participant may actually become entitled shall be determined on the basis of the number of Service Segments that the Participant completes during the Performance Period in accordance with the Service–vesting requirements set forth in Paragraph 3 below: provided, however, that the number of shares of Class A Common Stock so determined shall be subject to the cut–back provisions of Paragraph 5 below.

Performance Vesting: Attached Schedule I specifies the Performance Goal to be attained for the specified Performance Period. Within ninety (90) days after the completion of that Performance Period, the Plan Administrator shall determine and certify the actual level of attainment for the Performance Goal. On the basis of that certified level of attainment, the number of Performance Shares will be multiplied by the applicable percentage (which may range from 0% to ____%) determined in accordance with the schedule of percentages set forth in attached Schedule I. The number of shares resulting from such calculation shall constitute the maximum number of shares of Class A Common Stock in which the Participant may vest under this Award and shall be designated the “Performance–Qualified Shares.” In no event may the number of such Performance–Qualified Shares exceed ____% of the Target Number of Performance Shares. Should the Performance Goal be attained at a level below the threshold level specified in attached Schedule I, all of the Performance Shares subject to this Award shall be immediately cancelled. The Participant shall thereupon cease to have any further right, title or interest in the shares of Class A Common Stock underlying those cancelled Performance Shares.

Service Vesting. The number of Performance–Qualified Shares to which the Participant actually becomes entitled shall be determined in accordance with the Service–vesting provisions set forth in Paragraph 3 below, subject to the cut–back provisions of Paragraph 5 below.

Change in Control Vesting. The shares of Class A Common Stock underlying the Performance Shares subject to this Award may also vest on an accelerated basis in accordance with Paragraph 4 should a Change in Control of the Corporation or a Change in Control of the Apollo Global Subsidiary occur prior to the completion of the Performance Period.

Issuance Date:
The shares of Class A Common Stock which actually vest and become issuable pursuant to the terms of this Agreement shall be issued in accordance with the provisions of this Agreement applicable to the particular circumstances under which such vesting occurs.

2.    Limited Transferability. Prior to the actual issuance of the shares of Class A Common Stock which vest hereunder, Participant may not transfer any interest in the performance shares subject to the Award or the underlying shares of Class A Common Stock or pledge or otherwise hedge the sale of those performance shares or the underlying shares of Class A Common Stock, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of the Class A Common Stock. However, any shares of Class A Common Stock which vest hereunder but otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may make such a beneficiary designation at any time by filing the appropriate form with the Plan Administrator or its designate.

3.    Service Requirement.

(a)    The number of Performance–Qualified Shares calculated in accordance with the Performance–Vesting provisions of Paragraph 1 and attached Schedule I represent the maximum number of shares of Class A Common Stock in which Participant can vest hereunder. Subject to the cut–back provisions of Paragraph 5 below, the actual number of shares of Class A Common Stock to which the Participant shall become entitled shall be determined by multiplying the number of Performance–Qualified Shares by a fraction, the numerator of which is the total number of full Service Segments completed by the Participant within the Performance Period and the denominator of which is the total number of Service Segments comprising the entire Performance Period.

(b)    ADD ANY SPECIAL SERVICE–VESTING PROVISIONS REQUIRED BY EXISTING EMPLOYMENT AGREEMENT WITH PARTICIPANT . In no event, however, shall the Participant vest in any of the shares of Class A Common Stock subject to this Award if the Corporation fails to attain the Performance Goal at the minimum threshold level specified in the attached Schedule for that Performance Goal.

ALTERNATIVE

(b)    Should the Participant cease Service prior to the completion of a full Service Segment within the Performance Period by reason of death, Disability or an Involuntary Termination, then following the completion of the Performance Period and the required certification of the number of Performance–Qualified Shares subject to this Award, the Participant shall, with respect to that partial Service Segment, vest in that additional number of shares of Class A Common Stock (if any) determined by multiplying the certified number of Performance–Qualified Shares by a fraction, the numerator of which is the number of months of Service actually completed by the Participant during that particular Service Segment (rounded up to the next whole month), and the denominator of which is the total number of calendar months constituting the entire Performance Period.

(c)    Except as otherwise provided in Paragraph 3(b), should the Participant’s Service cease for any reason prior to the completion of the Performance Period, then the Participant shall not vest in any additional Performance–Qualified Shares following such cessation of Service, and all of the Participant’s right, title and interest to any unvested Performance–Qualified Shares subject to this Award shall immediately terminate.

4.    Change in Control. The following provisions shall apply only to the extent a Change in Control of the Corporation or a Change in Control of the Apollo Global Subsidiary is consummated prior to the completion of the Performance Period and shall have no force or effect in the event the effective date of a Change in Control of the Corporation or a Change in Control of the Apollo Global Subsidiary (whichever is the first to occur) occurs after the completion of such Performance Period.

(a)    Should (i) a Change in Control of the Corporation or a Change in Control of the Apollo Global Subsidiary (whichever is the first to occur) occur during the first __________ (___) months of the Performance Period and (ii) the Participant continues in Service through the effective date of that particular Change in Control event, then the Participant shall immediately vest in that number of shares of Class A

Common Stock equal to the Target Number of Performance Shares set forth in Paragraph 1, without any measurement of Performance Goal attainment to date.

(b)    Should (i) a Change in Control of the Corporation or a Change in Control of the Apollo Global Subsidiary (whichever is the first to occur) occur at any time on or after the completion of the first _________ (___) months of the Performance Period and (ii) the Participant continues in Service through the effective date of the applicable Change in Control event, then the Participant shall immediately vest in the number of shares of Class A Common Stock equal to the greater of:

(i)    the Target Number of Performance Shares set forth in Paragraph 1, or

(ii)    subject to the cut–back provisions of Paragraph 5 below, the number of Performance–Qualified Shares determined by multiplying (A) the Target Number of Performance Shares set forth in Paragraph 1 by (B) the applicable percentage (determined in accordance with attached Schedule I) for the level at which the Performance Goal is attained and certified by the Plan Administrator for an abbreviated Performance Period ending with the close of the Corporation’s fiscal quarter coincident with or immediately preceding the effective date of the applicable Change in Control event.

(c)    The share calculation procedures set forth in subparagraphs (a) and (b) of this Paragraph 5 shall also apply for purposes of determining the number of shares to which the Service–vesting provisions of Paragraph 3(a) and (if applicable) Paragraph 3(b) are to be applied in the event the Participant ceases Service during the Performance Period and prior to the effective date of a Change in Control of the Corporation or a Change in Control of the Apollo Global Subsidiary (whichever is the first to occur), and the resulting number of shares shall be subject to the provisions of Paragraph 4(d) below. For purposes of such calculation, the Performance Period shall continue to be measured as a ________ (___) calendar–month period ending ______________, as if the applicable Change in Control event had not occurred.

(d)    Subject to the cut–back provisions of Paragraph 5 below, the number of shares of Class A Common Stock to which the Participant becomes entitled on the basis of the Performance Shares or Performance–Qualified Shares determined in accordance with the foregoing provisions of this Paragraph 4 shall be issued to Participant on the effective date of the Change in Control of the Corporation or Change in Control of the Apollo Global Subsidiary, whichever is applicable, or as soon thereafter as administratively practicable, but in no event later than the later of (i) the last day of the calendar year in which the applicable Change in Control event is effected or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the effective date of that Change in Control. The issuance shall be subject to the Corporation’s collection of the applicable Withholding Taxes. Alternatively, in the event of a Change in Control of the Corporation, the number of shares of Class A Common Stock to which the Participant becomes entitled on the basis of the Performance Shares or Performance–Qualified Shares determined in accordance with the foregoing provisions of this Paragraph 4 and subject to the cut–back provisions of Paragraph 5 may be converted into the right to receive for each such share the same consideration per share of Class A Common Stock payable to the other holders of such Class A Common Stock in consummation of that Change in Control, and such consideration per share shall be distributed to the Participant at the same time as such stockholder payments, but in no event shall such distribution to the Participant be completed later than the later of (i) the last day of the calendar year in which such Change in Control is effected or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the effective date of that Change in Control. The distribution shall be subject to the Corporation’s collection of the applicable Withholding Taxes.

(e)    Except for the actual number of shares of Class A Common Stock in which the Participant vests in accordance with this Paragraph 4, the Participant shall cease to have any further right or entitlement to any additional shares of Class A Common Stock under this Agreement following the effective date of the Change in Control of the Corporation or a Change in Control of the Apollo Global Subsidiary (whichever is the first to occur).

(f)    This Agreement shall not in any way affect the right of the Corporation or the Apollo Global Subsidiary to adjust, reclassify, reorganize or otherwise change its respective capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its respective business or assets.

5.    Discretionary Cut–Back. Notwithstanding any provision to the contrary in this Agreement, the Plan Administrator shall retain full and complete discretion to reduce the number of Performance–Qualified Shares calculated for the Participant in accordance with the Performance–Vesting provisions of Paragraph 1 and the Service–vesting requirements of Paragraph 3 (or pursuant to the special vesting provisions of Paragraph 4) to a maximum of ____ (__) times the Target Number of Performance Shares. In exercising such discretion, the Plan Administrator shall take into account the Corporation’s success as a consolidated entity as measured in terms of total shareholder return over the Performance Period, whether measured absolutely or in comparison to a defined peer group, as determined in the Plan Administrator’s sole discretion.

6.    Adjustment in Shares. Should any change be made to the Class A Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin–off transaction, extraordinary dividend or distribution or other change affecting the outstanding Class A Common Stock as a class without the Corporation’s receipt of consideration, or should the value of the outstanding shares of Class A Common Stock be substantially reduced as a result of a spin–off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization of the Corporation, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change. The determination of the Plan Administrator shall be final, binding and conclusive. In the event of any Change in Control transaction, the provisions of Paragraph 4 shall be controlling.

7.    Issuance or Distribution of Vested Shares or Other Amounts.

(a)    Except as otherwise provided in Paragraph 4 or Paragraph 7(b) below and subject to the cut–back provisions of Paragraph 5 above, the shares of Class A Common Stock to which the Participant becomes entitled pursuant to the Performance and Service vesting provisions of Paragraphs 1 and 3 shall be issued as soon as reasonably practicable following the completion of the Performance Period, but no later than the later of (A) the last day of the calendar year in which such Performance Period ends or (B) the fifteenth (15th) day of the third (3rd) calendar month following the last day of such Performance Period.

(b)    Should Participant’s Service terminate prior to the completion of the Performance Period under circumstances entitling Participant to a Service–vesting credit under Paragraph 3(b) of this Agreement, then any shares of Class A Common Stock to which Participant subsequently become entitled upon the attainment of the Performance Goal and such Service–vesting credit shall be issued to Participant, subject to his timely satisfaction of the applicable general release requirements of Sections 4 and 8 of the Extended Employment Agreement and the cut provisions of Paragraph 5 above, as soon as administratively practicable following the completion of the Performance Period, but no later than the later of (A) the last day of the calendar year in which such Performance Period ends or (B) the fifteenth (15th) day of the third (3rd) calendar month following the last day of such Performance Period.

(c)    The Corporation shall, on the applicable issuance date, issue to or on behalf of the Participant a certificate (which may be in electronic form) for the shares of Class A Common Stock in which the Participant vests pursuant to the performance and Service vesting provisions of Paragraphs 1 and 3 or the special vesting provisions of Paragraph 4.

(d)    Except as otherwise provided in Paragraph 4, no shares of Class A Common Stock shall be issued prior to the completion of the Performance Period. No fractional share of Class A Common Stock shall be issued pursuant to this Award, and any fractional share resulting from any calculation made in accordance with the terms of this Agreement shall be rounded down to the next whole share of Class A Common Stock.

(e)    The Corporation shall collect the applicable Withholding Taxes with respect to all shares of Class A Common Stock which vest and become issuable pursuant to the provisions of this Agreement through the following automatic share withholding method:

–    On the applicable issuance date, the Corporation shall withhold, from the vested shares of Class A Common Stock otherwise issuable to the Participant at that time, a portion of those shares with a Fair Market Value (measured as of the issuance date) equal to the applicable Withholding Taxes; provided, however , that the number of shares of Class A Common Stock which the Corporation shall be required to so withhold shall not exceed in Fair Market Value (other than by reason of the rounding up of any fractional share to the next whole share) the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income. The Participant hereby expressly authorizes the Corporation to withhold any such additional fractional share that is needed to round up the share withholding to the next whole share of Class A Common Stock, with the Fair Market Value of that additional fractional share to be added to the amount of taxes withheld by the Corporation from his or her wages for the calendar year in which the issuance date occurs, and to report that additional tax withholding as part of his or her W–2 tax withholdings for such year.

(f)    Except as otherwise provided in Paragraph 4 or this Paragraph 7, the settlement of all Performance or Performance–Qualified Shares which vest under the Award shall be made solely in shares of Class A Common Stock.

8.    Stockholder Rights. The holder of this Award shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the shares of Class A Common Stock underlying the Award until Participant becomes the record holder of those shares upon their actual issuance following the Corporation’s collection of the applicable Withholding Taxes.

9.    Code Section 409A

(a)    It is the intention of the parties that the provisions of this Agreement shall comply with the requirements of the short–term deferral exception to Section 409A of the Code and Treasury Regulations Section 1.409A–1(b)(4). Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A applicable to such short–term deferral exception, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that apply to such exception.

(b)    If and to the extent this Agreement may be deemed to create an arrangement subject to the requirements of Code Section 409A, then the following provisions shall apply:

–    No shares of Class A Common Stock or other amounts which become issuable or distributable under this Agreement by reason of Participant’s cessation of Service shall actually be issued or distributed to Participant until the date of Participant’s Separation from Service or as soon thereafter as administratively practicable, but in no event later than the later of (i) the last day of the calendar year in which such Separation from Service occurs or (ii) the fifteenth day of the third calendar month following the date of such Separation from Service.

–    No shares of Class A Common Stock or other amounts which become issuable or distributable under this Agreement by reason of Participant’s Separation from Service shall actually be issued or distributed to Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of such Separation from Service or (ii) the date of Participant’s death, if Participant is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A–1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Plan Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Corporation, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of Participant’s Separation from Service or, if earlier, the first day of the month immediately following the date the Corporation receives proof of Participant’s death.

–   No shares of Class A Common stock or other amounts attributable to such shares that vest and become issuable or payable under Paragraph 4 of this Agreement by reason of a Change in Control of the Corporation or a Change in Control of the Apollo Global Subsidiary shall be issued or distributed to the Participant at the time of the applicable Change in Control event unless that transaction also as the Participant qualifies as a change in control event under Code Section 409A and the Treasury Regulations thereunder. In the absence of such a qualifying change in control, the issuance of the shares of Class A Common Stock or the distribution of any other amounts attributable to such shares shall not be made until the earlier of (i) the specified completion date of the entire _______ (___) calendar–month Performance Period or (ii) the effective date of a Change in Control that constitutes as to the Participant a qualifying a change in control event under Code Section 409A and the Treasury Regulations thereunder, or as soon as administratively practicable following the applicable event, but in no event later than the fifteenth (15th) day of the third (3rd) calendar month following the date of that event.

–    In no event shall the Participant have the right to determine the calendar year in which such issuance or distribution is to occur. Accordingly, if the time period for delivery of the Participant’s requisite release pursuant to Section 4 and 8 of the Extended Employment Agreement spans two taxable years, any issuance or distribution under this

Agreement that would otherwise be triggered by that release will not be effected during that period but will instead be effected during the remainder of the applicable time period for effecting that issuance or distribution in accordance with the terms of this Agreement.

10.    Compliance with Laws and Regulations. The issuance of shares of Class A Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Class A Common Stock may be listed for trading at the time of such issuance.

11.    Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices or shall be effected by properly addressed electronic mail delivery. Any notice required to be given or delivered to Participant shall be in writing and addressed to the Participant at the most recent address then on file for the Participant in the Human Resources Department of the Corporation or the Apollo Global Subsidiary. All notices shall be deemed effective upon personal or electronic delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

12.    Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant and the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

13.    Benefit Limitation. Notwithstanding any provision to the contrary in this Agreement, should any accelerated vesting of the Shares subject to this Award in connection with a Change in Control transaction constitute a parachute payment under Code Section 280G, then such vesting acceleration shall be subject to the benefit limitation provisions of Section ___ of the Employment Agreement.

14.    Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

15.    Conflicting Provisions. This Award has been granted pursuant to the terms of the Extended Employment Agreement, and this Agreement and the Award evidenced by such Agreement are subject to the terms of the Employment Agreement. In the event of any conflict between the provisions of the Employment Agreement and this Agreement or the Incentive Plan, the provisions of the Extended Employment Agreement shall be controlling.

16.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Arizona without resort to that State’s conflict–of–laws rules.

17.    Employment at Will. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to remain in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

18.    Proprietary Information and Intellectual Property Agreement. The Participant accepts and agrees to comply with the terms of the Corporation’s Proprietary Information and Intellectual Property Agreement (“PIIPA”), attached hereto as Appendix B and incorporated herein by reference.

19.    Participant Acceptance. Participant must accept the terms and conditions of this Agreement, including the PIIPA, either electronically through the electronic acceptance procedure established by the Corporation or through a written acceptance delivered to the Corporation in a form satisfactory to the Corporation. In no event shall any shares of Class A Common Stock be issued under this Agreement in the absence of such acceptance.

IN WITNESS WHEREOF, Apollo Group, Inc. has caused this Agreement to be executed on its behalf by its duly–authorized officer on the day and year first indicated above.

APOLLO GROUP, INC.

By:

Title:

PARTICIPANT

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A.    Agreement shall mean this Performance Share Award Agreement.

B.    Apollo Global Subsidiary shall mean Apollo Global, Inc., a Delaware corporation that is a majority–owned subsidiary of the Corporation, and any successor corporation to Apollo Global, Inc.

C.    Award shall mean the award of Performance Shares made to the Participant pursuant to the terms of this Agreement.

D.    Award Date shall mean the date the award of Performance Shares is made to the Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

E.    Board shall mean the Corporation’s Board of Directors.

F.    Cause (if applicable) shall have the meaning assigned to such term in the Participant’s Employment Agreement, as in effect on the Award Date.

G.    Change in Control shall, with respect to a Change in Control of the Corporation, have the meaning assigned to such term in Section 3.1(e) of the Plan. The term Change in Control shall, with respect to a Change in Control of the Apollo Global Subsidiary, mean a change in ownership or control of such entity effected through either of the following transactions:

(i)    the acquisition by any person or group of persons comprising a “group” within the meaning of Rule 13d–5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d–3 of the 1934 Act) of securities (A) possessing more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Apollo Global Subsidiary or (B) representing more than fifty percent (50%) of the total fair market value of the outstanding equity securities of the Apollo Global Subsidiary; or

(ii)    the sale, transfer or other disposition of all or substantially all of the assets of the Apollo Global Subsidiary other than to the Corporation or a person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, the Corporation.

H.    Code shall mean the Internal Revenue Code of 1986, as amended.

I    Class A Common Stock shall mean shares of the Corporation’s Class A common stock.

J.    Corporation shall mean Apollo Group, Inc., an Arizona corporation, and any successor corporation to Apollo Group, Inc. which shall by appropriate action adopt the Plan.

K.    Disability shall have the meaning assigned to such term in the Participant’s Employment Agreement, as in effect on the Award Date

ALTERNATIVE

K.    Disability shall mean any illness or other physical or mental condition of the Participant that is permanent and continuous in nature and renders the Participant incapable of performing his or her customary and usual duties for the Corporation (or any Subsidiary employing of the Participant). The Plan Administrator may require such medical or other evidence as it may deem necessary in order to judge the nature and permanency of Participant’s condition.

L.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

M.    Employment Agreement (if applicable) shall mean the Employment Agreement between the Corporation and Participant dated _____________________.

N.    Fair Market Value per share of Class A Common Stock on any relevant date shall be the closing price per share of such Class A Common Stock on date in question on the Stock Exchange serving as the primary market for the Class A Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Class A Common Stock is then primarily traded. If there is no closing selling price for the Class A Common Stock on the date in question, then the Fair Market Value shall be the closing price on the last preceding date for which such quotation exists.

O.    Good Reason (if applicable) shall have the meaning assigned to such term in the Employment Agreement, as in effect on the Award Date.

P.    Involuntary Termination (if applicable) shall mean the unilateral termination of the Participant’s Service by the Corporation (or any Subsidiary employing Participant) for any reason other than a Termination for Cause; provided, however, in no event shall an Involuntary Termination be deemed to occur in the event the Participant’s Service terminates by reason of his or her death or disability.

Q.    1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

R.    Participant shall mean the person to whom the Award is made pursuant to the Agreement.

S.    Performance Goal shall mean the performance goal specified in Schedule I to this Agreement.

T.    Performance Period shall mean the period specified on attached Schedule I to this Agreement over which the attainment of the Performance Goal is to be measured.

U.    Performance–Qualified Shares shall mean the maximum number of shares of Class A Common Stock in which Participant can vest based on the level at which the Performance Goal for the

Performance Period is attained and shall be calculated in accordance with the provisions of this Agreement. In no event shall the number of such Performance–Qualified Shares exceed ______ percent (____%) of the Target Number of Performance Shares set forth in Paragraph 1 of this Agreement.

V.    Performance Share shall mean the phantom shares of Class A Common Stock awarded under this Agreement which will entitle Participant to receive one or more actual shares of Class A Common Stock pursuant to this Award upon the satisfaction of the performance and Service vesting requirements applicable to such Award.

W.    Plan shall mean the Corporation’s 2000 Stock Incentive Plan, as amended or restated from time to time.

X.    Plan Administrator shall mean the Compensation Committee of the Board acting in its capacity as administrator of the Plan.

Y.    Service shall mean Participant’s performance of services for the Corporation (or any Subsidiary) in the capacity of an Employee. For purposes of this Agreement, Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Participant no longer performs services in an Employee capacity for the Corporation (or any Subsidiary) or (ii) the entity for which Participant performs services in an Employee capacity ceases to remain a Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.

Z.    Separation from Service shall mean Participant’s cessation of Employee status by reason of death, retirement or termination of employment. Participant shall be deemed to have terminated employment for such purpose at such time as the level of his or her bona fide services to be performed as an Employee (or as a consultant or independent contractor) permanently decreases to a level that is not more than twenty percent (20%) of the average level of services he or she rendered as an Employee during the immediately preceding thirty–six (36) months. Any such determination as to Separation from Service shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code.

AA.    Service Segment shall mean each consecutive twelve (12) calendar–month period of continued Service completed by the Participant within the ___________ (__) calendar–month Performance Period beginning __________ and ending __________, with the first such segment to be measured from __________ to ___________ the second such segment to be measured from _______________ to ______________ and the final such segment to be measured from _____________ to __________.

BB.    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

CC.    Subsidiary shall, with respect to the Corporation, mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Subsidiary shall, with respect to the Apollo Global Subsidiary, mean any corporation (other than the Apollo Global Subsidiary) in an unbroken chain of corporations beginning with the Apollo Global Subsidiary, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

DD.    Target Number of Performance Shares shall mean the number of Performance Shares that will be converted into actual shares of Class A Common Stock on a one–for–one basis if the Performance Goal is attained at the Target (100%) Level specified in attached Schedule I.

EE.    Termination for Cause (if applicable) shall mean the termination of the Participant’s Service by the Corporation (or any Subsidiary employing Participant) for one or more of the following reasons:

(i)    repeated dereliction of the material duties and responsibilities of his or her position with the Corporation (or any Subsidiary);

(ii)    misconduct, insubordination or failure to comply with the policies of the Corporation (or any Subsidiary employing the Participant) governing employee conduct and procedures;

(iii)    excessive lateness or absenteeism;

(iv)    conviction of or pleading guilty or nolo contendere to any felony involving theft, embezzlement, dishonesty or moral turpitude;

(v)    commission of any act of fraud against, or the misappropriation of property belonging to, the Corporation (or any Subsidiary);

(vi)    commission of any act of dishonesty in connection with his or her responsibilities as an Employee that is intended to result in his or her personal enrichment or the personal enrichment of his or her family or others;

(vii)    any other misconduct adversely affecting the business or affairs of the Corporation (or any Subsidiary); or

(viii)    a material breach of any agreement the Participant may have at the time with the Corporation (or any Parent or Subsidiary employing the Participant), including (without limitation) any proprietary information, non–disclosure or confidentiality agreement.

FF.    Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting and issuance of the shares of Common Stock which vest under the Award and any phantom dividend equivalents distributed with respect to those shares.

APPENDIX B

PROPRIETARY INFORMATION AND INTELLECTUAL PROPERTY
AGREEMENT

This Proprietary Information and Intellectual Property Agreement (“PIIPA”) confirms certain terms of my employment with Apollo Group, Inc., is a condition of my employment, and is a material part of the consideration for my employment by the Company. The headings contained in this PIIPA are for convenience only, have no legal significance, and are not intended to change or limit this PIIPA in any matter whatsoever. Capitalized terms not defined in this PIIPA have the meanings ascribed to them in the Company’s Intellectual Property Policy. I have read and agree to comply with such policy. I understand that the Intellectual Property Policy may be amended from time to time by the Company. I further understand and agree that I am obligated to comply with such amendments and will review this policy periodically to ensure that I am aware of such amendments. If there is any conflict between the terms of such policy and this PIIPA, the terms of this PIIPA will prevail.

A.    Definitions
1.    The “Company”
As used in this PIIPA, the “Company” refers to Apollo Group, Inc., each of its subsidiaries, parent companies, and successors and assigns. A subsidiary is any company that is directly or indirectly, wholly or partially, owned by Apollo Group, Inc. I recognize and agree that my obligations under this PIIPA and all terms of this PIIPA apply to me regardless of whether I am employed by or provide services to Apollo Group, Inc. or any subsidiary, parent company, successor or assign of Apollo Group, Inc.
2.    “Proprietary Information”
I understand that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this PIIPA, “Proprietary Information” is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company. “Proprietary Information” includes information concerning the organization, business and finances of the Company or of any third party which the Company is under an obligation to keep confidential or that is maintained by the Company as confidential, including (without limitation):
a.the Company’s Lead List which is comprised of prospective students;

b.data and information on current and prospective corporate accounts, including, but not limited to, the identity of the corporate accounts, the decision makers or decision influencers, the buying criteria of the accounts and programs for those accounts;

c.information with respect to past, current and prospective merger, acquisition, disposition, joint venture and other transactions and opportunities, including, but not limited to, the identity of the transaction targets or prospects, the decision makers or decision influencers with respect to the transactions, the proposed terms and conditions of any such past, current or prospective transactions or opportunities, including the status thereof;

d.the management process, training materials, scripts, programs and preferred responses to features and benefits provided to enrollment counselors, academic counselors and finance counselors;

e.the certification training materials and processes for the certification of the Company’s student advisors (known as the ACU online learning system program), including, but not limited to, the tests taken, materials provided and course work;

f.the information and data contained in the Company’s enrollment data system, including all monthly enrollment reports;

g.salary, terms of employment, length of employment and performance review information on the faculty members and other employees of the Company, all business models and financial information, data and materials of the Company not otherwise available to the general public through the Company’s Annual Report or otherwise;

h.all market research or works for hire materials, including, but not limited to, industry data, demographics, company profiles and/or specific consumer behavior information, all monthly financial, statistical and operational information and reports, and all other information concerning enrollment by campus, profit and loss per campus and the terms of any lease;

i.all monthly financial statements, including, but not limited to, any materials prepared for the Board of Directors;

j.all internally developed source code and the techniques and processes embodied therein, including, but not limited to, modifications to existing source codes for student information systems (such as Galaxy, Campus Tracking, OSIRIS and eCampus), academic systems (such as rEsource and OnLine Learning System (OLS), proprietary modifications to packaged applications (such as PeopleSoft, Oracle Financials and ADP HRizon) and all future internally developed source code;

k.information provided to the Company from a third party under a non–disclosure agreement;

l.    the “Personally Identifiable Information” of any individual that is known or accessible as a result of employment with the Company. “Personally Identifiable Information” includes, but is not limited to information that is directly associated with a specific person such as a name, address, telephone number, e–mail address, or information about activities directly linked to that person. It also includes, but is not limited to, “Education Records” as that term is defined in the Family Educational Rights and Privacy Act of 1974, as amended.
I understand and agree that my employment creates a relationship of confidence and trust between the Company and me with respect to Proprietary Information.
3.    “Company Documents and Materials”
I understand that the Company possesses or will possess “Company Documents and Materials” which are important to its business. For purposes of this PIIPA, “Company Documents and Materials” are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents, media or items have been prepared by me or by others.

“Company Documents and Materials” include (without limitation) blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes, computer hard drives, floppy disks, CD ROMS, or printouts, sound recordings and other printed, typewritten or handwritten documents, sample products, prototypes and models and any information recorded in any other form whatsoever. “Company Documents and Materials” also include copies of any of the foregoing.
B.    Assignment of Rights and Confidentiality Requirements
All Proprietary Information is and shall be the sole property of the Company. I hereby grant and assign, and agree to grant and assign, to the Company any and all rights, title and interest I may have or acquire in such Proprietary Information.
At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company as specified in the Company’s Schedule of Executive Authority (“SEA”), except as may be necessary in the ordinary course of performing my duties to the Company. I acknowledge that, without prejudice to any and all rights of the Company, an injunction is the only effective remedy to protect the Company’s rights and property as set out herein.
C.    Maintenance and Return of Company Documents and Materials
I agree to make and maintain adequate and current written records, in a form specified by the Company, of all inventions, trade secrets and works of authorship assigned or to be assigned to the Company pursuant to this PIIPA. All Company Documents and Materials are and shall be the sole property of the Company.
I agree that during my employment by the Company, I will not remove any Company Documents and Materials from the business premises of the Company or deliver any Company Documents and Materials to any person or entity outside the Company, except in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Documents and Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this PIIPA.
D.    Disclosure of Intellectual Property to the Company
I will promptly disclose in accordance with the Company’s Intellectual Property Policy, all Company Intellectual Property (as defined below) which includes (without limitation) all software programs or subroutines, source or object code, algorithms, improvements, inventions, works of authorship, trade secrets, technology, designs, formulas, ideas, processes, techniques, know–how and data, whether or not patentable, and any other property subject to legal protection by patents, copyrights, trademarks, and/or trade secrets, or which may become subject to legal protection hereafter, whether or not they were, are, or will be so protected, which are made or discovered or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment.
I will also disclose in accordance with the Company’s Intellectual Property Policy, all Company Intellectual Property made, discovered, conceived, reduced to practice, or developed by me within six (6) months after the termination of my employment with the Company which resulted, in whole or in part, from my prior employment by the Company. Such disclosures shall be received by the Company in confidence (to the extent such Company Intellectual Property are not assigned to the Company pursuant to Section (E) below) and do not extend the assignment made in Section (E) below.
I agree to disclose Company Intellectual Property to the Company upon the first to occur of:
1.    Creation;
2.    A request by Intellectual Property (“IP”) Counsel, as appointed by the Company’s General Counsel, or a designee of IP Counsel;
3.    As required by any applicable External Sponsor contract, by this Agreement, or by any other Company policy;
4.    A determination is made by me that the Company or an External Sponsor may have an interest in the Intellectual Property.
I understand and agree that my disclosure of the creation of Company Intellectual Property must occur prior to any discussions or actions involving the Commercial Application of Company Intellectual Property and prior to any non–confidential presentation or other public release of the Company Intellectual Property. “Commercial Application of Intellectual Property” means any application of Intellectual Property in which an Employee or the Company intends to obtain, or is likely to receive, economic gain from the use or disposition of the Intellectual Property.
I further agree to disclose promptly to IP Counsel any potentially unauthorized use of Company Intellectual Property by a third party.
Notwithstanding any other provision of this Agreement to the contrary, this Agreement does not obligate me to assign to the Company any of my rights in Intellectual Property that does not qualify as Company Intellectual Property. “Company Intellectual Property” is Intellectual Property that: (a) is created in the scope of my employment; (b) is developed, in whole or in part, by the use of Company Resources (excluding resources accessed and used entirely as part of a student or faculty academic endeavor at any subsidiary); (c) relates to the business of the Company or to the Company’s actual or demonstratably anticipated strategies, plans or research and development; or (d) contains Company Proprietary Information. Company Resources include, but are not limited to the following resources owned or controlled by Apollo Group, Inc., or a subsidiary: facilities, computers, research funding, resources for asynchronous or distance learning programs, paid time within the employment period, assistance of support staff, telecommunication services, central computing resources, instructional or graphic design or other production services, Company trade secret information, and any other equipment, technologies or facilities.
E.    Right to New Ideas
1.    Assignment of Intellectual Property to the Company
I agree that all Company Intellectual Property that I make, discover, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment shall be the sole property of the Company to the maximum extent permitted by applicable law. However, any Intellectual Property that I make, discover, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment shall not be the sole property of the Company so long as such Intellectual Property does not qualify as Company Intellectual Property.

The Company shall be the sole owner of all patents, patent rights, copyrights, trade secret rights, trademark rights and all other intellectual property or other rights in connection with Company Intellectual Property. I hereby assign and agree to assign to the Company any and all rights, title and interest I may have or acquire in Company Intellectual Property.
I agree to receive written approval from IP Counsel prior to incorporating, in any manner or fashion, any Intellectual Property not fully–owned by the Company into Company Intellectual Property.
If I incorporate any Intellectual Property in which I have an interest into Company Intellectual Property or any Company product, service, or process, I hereby grant and agree to grant to the Company a royalty–free, fully paid–up, irrevocable, perpetual, sublicensable, worldwide license to make, have made, modify, use, market, sell and distribute any such Intellectual Property as part of or in connection with Company Intellectual Property or Company product, service or process in any media now known or later developed.
Furthermore, if I incorporate, without prior written approval, any Intellectual Property in which any party other than the Company has an interest into Company Intellectual Property or any Company product, service, or process, I agree to indemnify the Company for any consequences of such incorporation.
2.    Works Made for Hire
I further acknowledge and agree that Company Intellectual Property, including (without limitation) any computer programs, programming documentation, and other works of authorship, are “works made for hire” for purposes of the Company’s rights under copyright laws. I hereby assign and agree to assign to the Company any and all rights, title and interest I may have or acquire in such works made for hire.

3.    Cooperation
I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company’s expense, in further evidencing and perfecting the assignments made to the Company under this PIIPA and in obtaining, maintaining, defending and enforcing patents, patent rights, copyrights, trademark rights, trade secret rights or any other rights in connection with Company Intellectual Property and improvements thereto in any and all jurisdictions. Such acts may include (without limitation) execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint and agree to appoint the Company and its duly authorized officers and agents, as my agents and attorneys to act for and on my behalf and instead of me, to execute and file any documents, applications or related findings and to do all other lawfully permitted acts in the same manner as I could do to further the purposes set forth above in this Subsection 3, including (without limitation) the perfection of assignment and the prosecution and issuance of patents, patent applications, copyright applications and registrations, trademark applications and registrations or other rights in connection with Company Intellectual Property and improvements thereto with the same legal force and effect as if executed by me.
4.    Assignment or Waiver of Moral Rights
Any assignment of copyright hereunder (and any ownership of a copyright as a work made for hire) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” in applicable copyright or other legislation (collectively “Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law of a jurisdiction, and to the extent the following is allowed by the laws in the various jurisdictions where Moral Rights exist, I hereby waive the whole of my Moral Rights in any work and warrant that any work created by me is original.
5.    List of Intellectual Property
I have attached hereto as Exhibit A a complete list of all Intellectual Property or improvements to which I claim ownership and that I desire to remove from the operation of this PIIPA (except for the license granted in Section (E)(1) above), and I acknowledge and agree that such list is complete. If no such list is attached to this PIIPA, I represent that I have no such Intellectual Property at the time of signing this PIIPA.
F.    Company Authorization for Publication

Prior to my submitting or disclosing for possible non–confidential publication or dissemination outside the Company any material prepared by me that incorporates information that concerns the Company’s Intellectual Property or its business or anticipated research, I agree to deliver a copy of such material to an officer of the Company as specified in the SEA for his or her review and written consent. I agree to make such deletions and revisions as are reasonably requested by the Company to protect its Proprietary Information and Intellectual Property.
G.    Former Employer’s and Others’ Information
I represent that my performance of all the terms of this PIIPA does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired or developed by me in confidence or in trust prior to my employment by the Company.
I agree that I will not disclose to the Company, or use in the performance of my duties and responsibilities as an employee of the Company, any trade secrets or confidential or proprietary information or material belonging to any previous employers or other person or entity.
H.    Competition; Non–Solicitation of Employees
I agree that (a) during the term of my employment by the Company, I will not engage in any employment or business activity that is competitive with, or which could conflict with my employment by the Company without first disclosing such activity to the Company and obtaining its express written approval, which may be denied in the Company’s sole discretion, and (b) for the period of my employment by the Company and for one (1) year thereafter, I will not, either directly or indirectly, solicit, attempt to solicit, or assist in the solicitation of any employee, independent contractor, or consultant of the Company for whom I had managerial responsibility, to whom I reported, with whom I participated on Company teams or projects, or about whom I gained confidential salary or performance information, to terminate his or her relationship with the Company. If there is a conflict between this provision and any restrictive covenants contained in any employment agreement executed by me and the Company, the provisions of the employment agreement will govern.
I.    At–Will Employment
I understand that my employment with the Company is not for a definite term and either I or the Company can terminate the employment relationship at any time, with or without cause or advance notice, subject to any severance benefits to which I may become entitled to pursuant to the provisions of any employment agreement in effect at the time between me and the Company. The terms of this Agreement survive the termination of employment as provided for herein.

J.    Reformation and Severability
I agree that if any provision, or portion of a provision, of this Agreement is deemed unenforceable by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable. Should any provision, or portion of a provision, of this Agreement be deemed unenforceable for any other reason, such unenforceability will not affect any other provision, or portion of a provision, of this Agreement and this Agreement shall be construed as if such unenforceable provision, or portion of provision, had never been contained herein.
K.    Authorization for Post–Termination Notification of Obligations under PIIPA
I hereby authorize the Company to notify any person or entity with whom I become employed, or to whom I provide services, following the termination of my employment with the Company of my ongoing obligations under this PIIPA.
L.    Entire Agreement
This PIIPA sets forth the entire agreement and understanding between the Company and me relating to the subject matters covered therein, and this PIIPA merges, cancels, supersedes and replaces all prior discussions between us, including (without limitation) any and all statements, representations, negotiations, promises or agreements relating to the subject matters covered by this PIIPA that may have been made by any officer, employee or representative of the Company. Furthermore, any subsequent change(s) to my job duties, responsibilities, title, reporting level or relationship, compensation, benefits, regular place of employment or any other term or condition of my employment with the Company shall not affect the validity or scope of this Agreement which shall remain in full force and effect notwithstanding any such change(s).
M.    Effective Date
This Agreement shall be effective as of the first day of my employment with the Company and shall be binding upon me, my heirs, executors, assigns and administrators and shall inure to the benefit of the Company.
N.    Governing Law
Although I may work for the Company outside of Arizona or the United States, I understand and agree that this Agreement will be interpreted and enforced in accordance with the laws of the State of Arizona.
I HAVE READ THIS PIIPA CAREFULLY, AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT IT IMPOSES UPON ME WITHOUT RESERVATION.
I SIGN THIS PIIPA FREELY AND VOLUNTARILY, WITHOUT COERCION OR DURESS.

Date:
Employee Signature

Employee Name [Please Print]

For Apollo Group, Inc.:

Brian L. Swartz
SVP and CFO

EXHIBIT A

1.
The following is a complete list of all Intellectual Property relevant to the subject matter of my employment by the Company that have been made or discovered or conceived or first reduced to practice by me or jointly with others prior to my employment by the Company that I desire to remove from the operation of the Company’s Proprietary Information and Intellectual Property Agreement (“PIIPA”), except for the license granted in Section (E)(2) of the PIIPA:

No Intellectual Property.

See below:

See _____ (#) additional sheets attached.

2.	I propose to bring to my employment the following materials and documents of a former employer or other person/entity:

No materials or documents

See below:

See ____ (#) additional sheet(s) attached:

Date:
Employee Signature

SCHEDULE I
PERFORMANCE GOAL AND PERFORMANCE PERIOD

PERFORMANCE PERIOD

The measurement period for the Performance Shares awarded to Participant shall be the _____________ (___ ) calendar–month period beginning ____________ and ending _________ (the “Performance Period”).

PERFORMANCE GOAL FOR PERFORMANCE VESTING

Performance Goal –

SPECIFY ONE OR MORE FINANCIAL METRICS RELATING TO APOLLO GLOBAL, INC.

Performance–Qualified Shares: The actual number of Performance–Qualified Shares may range from 0% to ______% of the Target Number of Performance Shares designated in Paragraph 1 of this Agreement, with the actual percentage to be determined on the basis of the level at which the Performance Goal or Goals are attained.

The level at which the Performance Goal or Goals are attained shall be determined and certified by the Plan Administrator within ninety (90) days after the completion of the Performance Period, and on the basis of that certification, the Performance Shares subject to this Award shall convert into a number of Performance–Qualified Shares determined by multiplying the Target Number of Performance Shares set forth in Paragraph 1 of this Agreement by the percentage specified below that corresponds to the level of attainment certified by the Plan Administrator.
In no event, however, shall the maximum number of the shares of the Corporation’s Class A Common Stock that may qualify as Performance–Qualified Shares exceed ____% of the Target Number of Performance Shares set forth in Paragraph 1 of this Agreement, and none of the Performance Shares shall convert into Performance–Qualified Shares if the threshold level of the Performance Goal or Goals is not attained.
Schedule for Determining Number of Performance–Qualified Shares Based on Performance Goal Attainment:
SPECIFY SCHEDULE OF CONVERSION PERCENTAGES